EXHIBIT 6(k)               STOCK ESCROW AND SECURITY AGREEMENT

                                    EXHIBIT B


                       STOCK ESCROW AND SECURITY AGREEMENT


         THIS STOCK ESCROW AND SECURITY AGREEMENT (this "Agreement") is dated as of September 27, 2001, by and among UPSIDE DEVELOPMENT, INC. a corporation organized under the laws of the State of Delaware, U.S.A. (the "Company"), the undersigned buyer (the "Buyer") and H. GLENN BAGWELL, JR., a duly licensed attorney who practices law in the State of North Carolina, U.S.A., as Escrow Agent (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Buyer and the Company have entered into that Note Purchase Agreement dated as the date hereof (the "Securities Purchase Agreement"), pursuant to which the Company has agreed to sell, and the Buyer has agreed to purchase, in a closing or closings as described in the Securities Purchase Agreement (each a "Closing"), that 7% Convertible Promissory Note of the Company (the "Note"), which is convertible into shares of common stock of the Company, $.001 par value per share ("Common Stock") (collectively, the "Securities"); and

         WHEREAS, the Buyer has requested certain additional security as partial consideration for Buyer's undertakings as described in the Securities Purchase Agreement and the Note; and

         WHEREAS, it is a condition of the Buyer's obligation to purchase the Securities, that this Agreement be executed and delivered by all of the parties named above, and that the undertakings described herein be performed; and

         WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations set forth below, the parties hereto hereby agree as follows:

         1.       ESCROW ACCOUNT.

         1.1 Deposit. On or before the date of the Closing, by electronic transfer or by delivery of one or more certificates, the Company shall deposit five million (5,000,000) shares of unrestricted, free-trading Common Stock (each a "Share" and collectively the "Shares") with the Escrow Agent, to be held by the Escrow Agent in a separate brokerage account (the "Escrow Account") established with Wachovia Securities, Inc., or another brokerage account (as applicable, the "Brokerage"), subject to the terms and provisions contained herein. The parties hereto acknowledge that the Closing shall not occur prior to the deposit of the Shares into the Escrow Account.

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         2.       DISBURSEMENT OF SHARES.

         2.1 Disbursement. None of the Shares shall be disbursed other than in accordance with the terms hereof, or in accordance with the written instructions of both the Company and the Buyer delivered to the Escrow Agent. In no event shall the Escrow Agent release or transfer any Shares to any party other than to the Buyer or to the Company in accordance with this Agreement, absent express written instructions from the Company to transfer Shares to a third party. The Shares (or such portion as may be applicable) shall be disbursed by the Escrow Agent under the following circumstances.

         (a) At any time, in accordance with the terms of the Note, the Buyer exercises its right to convert the Note (or any portion thereof) into Common Stock, the Buyer shall in addition to the steps required under the Note, deliver via facsimile a copy of the Conversion Notice (as defined in the Note) to the Escrow Agent. The Escrow Agent shall, as soon as practicable upon receipt thereof but in any event within two (2) days after receipt of the Conversion Notice, deliver to or at the direction of the Buyer, via electronic transfer out of the Escrow Account such number of Shares as are to be received by the Buyer upon conversion in accordance with the Conversion Notice. The Escrow Agent shall have no discretion with respect to the number of Shares to be delivered pursuant to a Conversion Notice, but shall deliver that number specified in such Conversion Notice absent manifest error on the part of the Buyer

         (b)  Upon  conversion  into  Common  Stock  of all  of the  outstanding principal amount of the Note offered and sold pursuant to the Securities Purchase Agreement, and upon delivery of that number of Shares which is equivalent to the number of shares of Common Stock to have been received by the Buyer upon conversion of all of the Note so offered and sold, the Company and the Buyer shall send via facsimile written notice to the Escrow Agent that all of the outstanding principal amount of the Note has been fully converted and that the parties do not intend to sell and purchase any further Notes. The written notice from the Company shall also provide instructions with respect to the return of all remaining Shares (if any) to the Company. The Escrow Agent shall, within three (3) business days after receipt of such notice from the parties, return all remaining Shares to the Company pursuant to such instructions.

         2.2 Controversies. If any controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Shares or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrow concerned or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined by agreement or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made) (notwithstanding the above, the provisions of the paragraph next above this one shall apply in all events without exception). The Escrow Agent shall deliver that portion of the Escrow concerned covered by such agreement or final order, if any is then held by the Escrow Agent, within five (5) days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until it receives written notice from the Buyer and/or the Company that such controversy has arisen, which refers specifically to this Agreement and identifies the adverse claimants to the controversy.

         2.3      No Other Disbursements.   No portion of the Shares shall be
disbursed or otherwise  transferred  except in  accordance  with this Section 2,
Section 4 or Section 5.1(b).

         3.       ESCROW AGENT.     The acceptance by the Escrow Agent of his
duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

         3.1 The Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any cash, Shares, certificates, investments or other amounts deposited with or held by him.

         3.2 The Escrow Agent shall be protected in acting upon any written notice, certificate, instruction, request or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties.

         3.3 The Escrow Agent shall not be liable for any act done hereunder except in the case of his reckless or willful misconduct or actions taken in bad faith.

         3.4 The Escrow Agent shall not be obligated or permitted to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in said documents are genuine or to require documentation or evidence substantiating any such document or signature.

         3.5 The Escrow Agent shall have no duties as Escrow Agent except those that are expressly set forth herein, and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect his duties unless the Escrow Agent shall have given his written consent thereto. The Escrow Agent shall not be prohibited from owning an equity interest in the Company, the Buyer, another buyer, any of their respective subsidiaries or any third party that is in any way affiliated with or conducts business with either the Company, the Buyer or another buyer.

         3.6 The Company and the Buyer specifically acknowledge that the Escrow Agent is a practicing attorney, and has or may have worked with the Company, the Buyer, the placement agent or finder on the transaction, one or more stockholders of the Company, or affiliates of either of them on other unrelated transactions, and that they and each of them has specifically requested that the Escrow Agent draft some or all of the documents for the said transactions and act as Escrow Agent with respect to the said transactions. Each party represents that it has retained legal and other counsel of its choosing with respect to the transactions contemplated herein and in the Securities Purchase Agreement, and is satisfied in its sole discretion with the form and content of the documentation drafted by the Escrow Agent. Without further disclosure of any kind to any party, the Escrow Agent may own, and shall not be prohibited from owning, an equity interest in the Company and/or may be an equity owner or lender of the Buyer, another buyer or any other of the persons noted above, and may increase or sell any such interest, so long as in accordance with applicable law. The said parties hereby waive any objection to the Escrow Agent so acting based upon conflict of interest, lack of impartiality or otherwise. The Escrow Agent agrees to act impartially and in accordance with the terms of this Agreement and with the parties' respective instructions, so long as they are not in conflict with the terms of this Agreement.

         4. TERMINATION. This Agreement shall terminate on the later of (a) the date on which all of the Shares and any other escrowed documents and things described herein shall have been fully disbursed in accordance with the terms and conditions of this Agreement, or (b) ten (10) business days after the conversion of the last of the outstanding principal amount of the Note to have been issued by the Company to Buyer in accordance with the terms of the Securities Purchase Agreement.

         5.       MISCELLANEOUS.

         5.1      Indemnification of Escrow Agent.
                  -------------------------------

         (a) The Company and Buyer each agree, jointly and severally, to indemnify the Escrow Agent for, and to hold him harmless against, any loss incurred without reckless or willful misconduct or bad faith on the Escrow Agent's part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending himself against any claim or liability in connection with the exercise or performance of any of his powers or duties hereunder. This indemnification shall not apply to a party with respect to a direct claim against the Escrow Agent by such party alleging in good faith a breach of this Agreement by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

         (b) In the event of any dispute as to the nature of the rights or obligations of the Buyer, the Company or the Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead, deposit and/or pay all or any part of the Shares with or to a court of competent jurisdiction sitting in Wake County, North Carolina or in any appropriate federal court, in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the Company and the Buyer. Upon such interpleader, deposit or payment, the Escrow Agent shall immediately and automatically be relieved and discharged from all further obligations and responsibilities hereunder, including the decision to interplead, deposit or pay such funds.

         5.2      Amendments.       This Agreement may be modified or amended
only by a written instrument executed by each of the parties hereto.

         5.3 Notices. All communications required or permitted to be given under this Agreement to any party hereto shall be sent by first class mail or facsimile to such party at the address, of such party set forth on the signature page of this Agreement.

         5.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Escrow Agent shall not assign his duties under this Agreement.

         5.6 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina, and venue for any civil action related to this Agreement shall be had in the courts of Wake County, North Carolina.

         5.7      Counterparts.     This Agreement may be executed in three or
more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

         5.8 Facsimile. This Agreement may be accepted via facsimile, and a facsimile transmission of the executed signature page hereof shall make this Agreement legally binding upon the party so executing and faxing such signature page to the Escrow Agent.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.





                            [SIGNATURE PAGE FOLLOWS]

       [SIGNATURE PAGE TO ESCROW AGREEMENT DATED AS OF SEPTEMBER 27, 2001]



                                            THE COMPANY:

                                            UPSIDE DEVELOPMENT, INC.


                                            By:_________________________________
                                            Mr. Michael Porter, Chairman and CEO



                                            THE BUYER:

                                            AUGUSTINE ASSOCIATES, L.L.C.

                                            By:_________________________________
                                        (Duly Authorized Company Representative)



                                            ESCROW AGENT:

                                            ------------------------------------
                                            H. GLENN BAGWELL, JR., ESQ.

                                       Address:3005 Anderson Drive, Suite 204
                                               Raleigh, North Carolina USA 27609
                                               Telephone 919.785.3113
                                               Telecopier 919.785.3116